Exhibit 99.2 Investor Presentation June 30, 2019 Simone Lagomarsino President & Chief Executive Officer Laura Tarantino Executive Vice President & Chief Financial Officer

Forward‐Looking Statement This communication contains a number of forward‐looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward‐looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. All statements contained in this communication that are not clearly historical in nature are forward‐looking, and the words such as "anticipate," "believe," “continue,” "could," "estimate," "expect," “impact,” "intend," "seek," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases are generally intended to identify forward‐looking statements. These forward‐looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward‐ looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward‐looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward‐looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our Registration StatementonFormS‐1filedwiththeSecurities and Exchange Commission (“SEC”). The risks and uncertainties listed from time to time in our reports and documents filed with the SEC are the followingfactors:businessand economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; the occurrence of significant natural or man‐made disasters, including fires, earthquakes, and terrorist acts; our management of risks inherent in our real estate loan portfolio, and the risk of a prolonged downturn in the real estate market; our ability to achieve organic loan and deposit growth andthecompositionofsuchgrowth;the fiscal position of the U.S federal government and the soundness of other financial institutions; changes in consumer spending and savings habits; technological and social media changes; the laws and regulations applicable to our business; increased competition in the financial services industry; changes in the level of our nonperforming assets and charge‐offs; our involvement from time to time in legal proceedings and examination and remedial actions by regulators; the composition of our management team and our ability to attract and retain key personnel; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems; and potential exposure to fraud, negligence, computer theft and cyber‐crime. The Company can give no assurance that any goal or expectation set forth in forward‐looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. These forward‐ looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward‐looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law. 2

Use of Non‐GAAP Financial Measures This investor presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore, are considered non‐GAAP financial measures. The Company’s management uses these non‐GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations. Management believes that these non‐GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant changes in the current period. The Company’s management also believes that investors find these non‐GAAP financial measures useful as they assist investors in understanding our underlying operating performance and the analysis of ongoing operating trends. However, the non‐GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non‐GAAP financial measures discussed herein may differ from thatofothercompanies reporting measures with similar names. You should understand how such other banking organizations calculate their similar financial measures or with names similar to the non‐ GAAP financial measures we have discussed herein when comparing such non‐GAAP financial measures. Below is a listing of the non‐GAAP financial measures used in this investor presentation. • Pro forma items include provision for income taxes, net income, return on average assets, return on average equity and earnings per share. Prior to January 1, 2018, these pro forma amounts are calculated by adding back our franchise S‐Corporation tax to net income, and using a combined C‐Corporation effective tax rate for Federal and California income taxes of 42.0%. This calculation reflects only the changes in our status as a S‐Corporation and does not give effect to any other transaction. • Efficiency ratio is defined as noninterest expenses divided by operating revenue, which is equal to net interest income plus noninterest income. • Tangible book value and tangible stockholders’ equity to tangible assets are non‐GAAP measures that exclude the impact of goodwill and are used by the Company’s management to evaluate capital adequacy. Because intangible assets such as goodwill vary extensively from company to company, we believe that the presentation of these non‐GAAP financial measures allows investors to more easily compare the Company’s capital position to other companies. A reconciliation to these non‐GAAP financial measures to the most directly comparable GAAP measures are provided in the appendix to this investor presentation. 3

Franchise Overview and Financial Highlights



WA
OR
CA
San Francisco
Los Angeles

Our Small Network of Large Branches

#	Branch Location	Date Established	June 30, 2019 Deposits ($mm)
1	Santa Rosa	Oct. 1983	1,106.7
2	San Rafael	Sep. 1996*	551.3
3	Encino	Aug. 2007	443.4
4	Beverly Hills	Jul. 2010	380.0
5	Los Altos	Aug. 2000	308.9
6	Pasadena	May 2009	309.4
7	Toluca Lake	Jan. 2008	270.7
8	Long Beach	Jun. 2015	246.7
9	San Jose	Jun. 2012	207.5
10	Bellevue	Jun. 2018	78.4
	Wholesale Deposits		661.3
	Online/Business Banking		670.2
A	Manhattan Beach		1,331.5
	Total Deposits		5,234.5

** Acquisition date*

Branch (10)

Loan Production Office (8)

*** Highlighted counties indicate current lending markets*

Financial Highlights 6/30/2019[1]

Total Assets ($mm)	$7,114
Total Loans HFI ($mm)	$6,267
Total Deposits ($mm)	$5,234
Loans / Deposits	120%
Tangible Book Value / Tang. Assets	8.4%
Leverage Capital Ratio	9.3%
Total Risk-Based Capital Ratio	17.1%
Total CRE Loans[2] / Total Risk-Based Capital	598%
ROAA	0.68%
ROAE	8.00%
Net Interest Margin	1.81%
EPS – Fully Diluted	$0.42
Efficiency Ratio	47.2%
Noninterest Expense / Avg. Assets	0.88%
NPAs / Assets	0.16%
ALLL / Loans HFI	0.56%
Full-Time Equivalent Employees	270

(1) Financial data as of or for the six months ended 6/30/2019. See non-GAAP reconciliation in Appendix hereto.
(2) Includes multifamily residential, commercial real estate, and construction loans.

Luther Burbank® | Corporation

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Key Highlights 1 1. History of Profitability History of  Recorded consecutive quarterly profits since our second  Profitability quarter of operations  Survived and prospered through numerous economic cycles  during our more than 35‐year history 2. Well‐Positioned in Strategic Markets  West Coast gateway cities in supply‐constrained markets  6 2 with strong job growth and limited affordable housing Efficient Well‐Positioned in   Achieve deeper penetration of our lending and deposit  Operations Strategic Markets gathering operations in our attractive West Coast markets  Expand into contiguous markets on the West Coast to  complete our Seattle to San Diego footprint 3. Demonstrated Organic Growth Engine  Multifamily: professional real estate investors focused on  investing in stable, cash‐flowing assets  Single Family: primary residence, second home or  investment property  Retail Deposits: strong base built on a high level of service,  competitive rates and our reputation for strength and  security 4. Strong Management Team and Robust Infrastructure 5 3  Led by President & CEO Simone Lagomarsino (30+ years of  Demonstrated Strong banking experience) Organic Growth Asset Quality Engine  Invested heavily in people and infrastructure over the last  several years 5. Strong Asset Quality  Our most important focus  4 Strict, quality oriented underwriting and credit monitoring  Strong processes Management Team and   0.16% NPAs / Total Assets Robust Infrastructure 6. Efficient Operations  Maintain a small network of large branches ($390 million  avg. branch size)  47.2% efficiency ratio, 0.88% noninterest expense / average  Note: Financial data as of or for the six months ended 6/30/2019.  See non‐GAAP reconciliation in Appendix hereto. assets and 270 FTEs 5

Top Multifamily Lenders in the United States

Top 25 Banks and Thrifts by Multifamily Loans

(Dollars in billions)			As of March 31, 2019		Change Since (%)		Delinquency	
Rank	Institution Name	Headquarters	Total Assets	Multifamily Loans	December 31, 2018	March 31, 2018	% of Multifamily[(1)]	Change Since (bps) March 31, 2018
1.	JPMorgan Chase & Co.	New York, NY	2,737.2	71.37	0.1	1.2	0.13	2
2.	New York Community Bancorp Inc.	Westbury, NY	52.1	29.95	0.2	4.5	0.02	(2)
3.	Signature Bank	New York, NY	48.6	15.80	0.7	5.2	0.01	(26)
4.	Wells Fargo & Co.	San Francisco, CA	1,887.8	13.45	0.5	(0.8)	0.21	(4)
5.	Capital One Financial Corp.	McLean, VA	373.2	11.31	(4.9)	(3.9)	0.04	3
6.	First Republic Bank	San Francisco, CA	101.8	10.76	4.3	18.2	0.02	(3)
7.	Santander Holdings USA Inc.	Boston, MA	139.0	8.49	2.2	5.1	0.65	36
8.	Investors Bancorp Inc.	Short Hills, NJ	26.6	8.20	0.1	2.9	0.78	47
9.	Citigroup Inc.	New York, NY	1,958.4	7.58	7.1	45.6	0.08	(13)
10.	MUFG Americas Holdings Corp.	New York, NY	170.7	5.78	(1.7)	6.2	0.14	3
11.	PNC Financial Services Group Inc.	Pittsburgh, PA	392.9	5.33	(3.3)	0.1	0.19	(25)
12.	Bank of America Corp.	Charlotte, NC	2,377.4	4.87	(5.6)	(12.3)	0.04	(19)
13.	KeyCorp	Cleveland, OH	142.0	4.80	(0.7)	22.4	0.24	1
14.	Sterling Bancorp	Montebello, NY	30.0	4.69	(1.5)	(4.3)	0.15	5
15.	TD Group US Holdings LLC	Wilmington, DE	384.1	4.00	5.1	9.2	0.22	(16)
16.	M&T Bank Corp.	Buffalo, NY	120.0	3.93	4.7	10.0	0.82	(93)
17.	Valley National Bancorp	Wayne, NJ	32.5	3.85	1.2	3.0	0.13	9
18.	Dime Community Bancshares Inc.	Brooklyn, NY	6.5	3.83	(0.9)	(10.5)	0.03	(10)
19.	**Luther Burbank Corp.**	**Santa Rosa, CA**	**7.0**	**3.77**	**2.7**	**21.8**	**0.05**	**0**
20.	U.S. Bancorp	Minneapolis, MN	475.8	3.68	2.6	2.7	0.30	(4)
21.	Umpqua Holdings Corp.	Portland, OR	27.4	3.32	(0.9)	5.5	0.09	7
22.	Opus Bank	Irvine, CA	7.7	3.26	11.0	19.7	0.09	5
23.	PacWest Bancorp Inc.	Beverly Hills, CA	26.3	3.23	15.3	55.7	0.00	(7)
24.	Customers Bancorp Inc.	Wyomissing, PA	10.1	3.21	(2.1)	(11.8)	0.18	18
25.	CIBC Bancorp USA Inc.	Chicago, IL	42.5	3.17	4.7	10.6	0.04	(2)
	Banking Industry Aggregate[(2)]			**435.84**	**1.3**	**6.0**	**0.23**	**(2)**

Source: SNL Financial.

(1) Represents delinquent multifamily loans as a percentage of total multifamily loans. Delinquent loans include 30+ days past due and nonaccrual loans.

(2) Includes all U.S. commercial banks, savings banks and savings and loan associations.

Luther Burbank® | Corporation

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Luther Burbank Peer Group

➢ **Includes all major exchange-traded banks and thrifts nationwide with:**

✓ **Total assets > $1 billion** ✓ **Gross loans / assets > 65%** ✓ **Multifamily loans / total loans > 30%** ✓ **MFR + SFR + CRE / total loans > 75%**

General Information					Profitability							Capital & Balance Sheet Ratios				Asset Quality[1]			Bal. Sheet Growth[2]	
Institution Name	Ticker	State	Total Assets ($bn)	Multifamily Loans ($bn)	ROAA (%)	ROAE (%)	NIM (%)	Yield on Loans (%)	Cost of Deposits (%)	NIE / Avg. Assets (%)	Eff. Ratio (%)	TCE / TA (%)	Leverage Ratio (%)	Total Capital Ratio (%)	Loans / Deposits (%)	LLR / Loans (%)	NPA / Loans + OREO (%)	NCO / Avg. Loans (%)	Gross Loans CAGR (%)	Total Deposits CAGR (%)
Luther Burbank Corporation	**LBC**	**CA**	**7.0**	**3.8**	**0.69**	**8.19**	**1.86**	**3.96**	**1.93**	**0.93**	**48.5**	**8.4**	**9.3**	**17.3**	**121**	**0.56**	**0.08**	**(0.01)**	**15.3**	**16.2**
Peer Group:																				
1. Banc of California, Inc.	BANC	CA	9.9	2.3	0.27	2.94	2.77	4.76	1.64	2.38	79.1	6.9	8.9	14.0	98	0.84	0.56	0.04	10.5	6.5
2. ConnectOne Bancorp, Inc	CNOB	NJ	6.0	1.6	0.79	6.84	3.30	5.01	1.34	1.90	42.7	8.8	9.1	12.8	108	0.74	1.11	0.21	15.7	16.6
3. Dime Community Bancshares, Inc.	DCOM	NY	6.5	3.8	0.72	7.62	2.31	3.87	1.38	1.38	58.8	8.6	8.8	13.8	125	0.40	0.18	0.01	5.0	10.5
4. First Foundations, Inc.	FFWM	CA	6.0	2.6	0.77	8.06	2.89	4.46	1.33	2.24	65.4	8.0	8.2	11.4	95	0.39	0.35	0.03	37.3	40.2
5. Flushing Financial Corporation	FFIC	NY	6.9	2.3	0.41	5.12	2.57	4.50	1.70	1.87	74.5	7.9	8.6	13.6	110	0.38	0.40	0.07	7.7	8.5
6. Investors BanCorp, Inc.	ISBC	NJ	26.6	8.2	0.73	6.45	2.52	4.15	1.49	1.55	59.3	10.8	10.9	15.5	123	1.08	0.64	0.08	8.1	7.2
7. Kearny Financial Corp.	KRNY	NJ	6.7	2.1	0.68	3.89	2.53	4.09	1.36	1.60	62.3	14.6	14.4	23.5	113	0.71	0.56	0.02	19.6	15.6
8. New York Community Bancorp, Inc.	NYCB	NY	52.1	30.0	0.76	5.91	2.04	3.79	1.63	1.08	51.4	7.4	8.7	13.8	128	0.39	0.19	0.02	1.8	3.3
9. Northfield Bancorp, Inc.	NFBK	NJ	4.6	2.1	0.78	5.22	2.60	4.11	1.23	1.71	62.7	14.2	14.4	17.8	96	0.84	0.71	0.01	10.2	16.5
10. Opus Bank	OPB	CA	7.7	3.3	0.59	4.13	3.10	4.42	0.90	2.49	68.0	8.9	9.9	14.9	90	1.07	0.43	(0.12)	-0.2	4.3
11. Oritani Financial Corp.	ORIT	NJ	4.1	1.9	1.22	9.38	2.48	4.07	1.49	0.95	36.4	13.0	12.9	15.3	122	0.81	0.31	0.01	5.7	10.1
12. Provident Financial Holdings, Inc.	PFS	NJ	9.8	1.4	1.27	8.98	3.38	4.47	0.61	1.99	55.0	10.2	10.3	13.4	105	0.77	1.03	0.02	3.1	4.8
13. Signature Bank	SBNY	NY	48.6	15.8	1.20	12.86	2.72	4.14	1.14	1.05	38.4	9.3	9.7	13.2	102	0.63	0.44	0.01	14.4	10.1
14. Waterstone Financial, Inc.	WSBF	WI	1.9	0.6	1.37	6.56	2.91	4.69	1.53	6.09	78.7	19.9	20.1	27.0	133	0.84	0.93	0.00	5.0	4.7
Average:					**0.83**	**6.71**	**2.72**	**4.32**	**1.34**	**2.02**	**59.5**	**10.6**	**11.1**	**15.7**	**111**	**0.71**	**0.56**	**0.03**	**10.3**	**11.4**
Median:					**0.76**	**6.51**	**2.66**	**4.28**	**1.37**	**1.79**	**60.8**	**9.1**	**9.8**	**13.9**	**109**	**0.75**	**0.50**	**0.02**	**7.9**	**9.3**

Source: SNL Financial. GAAP data when available, otherwise FR Y-9C's and bank call reports as of or for the three months ended 3/31/2019. Note that SNL earnings ratios may differ from Company as SNL annualizes one quarter rather than using data for 12 months.

(1) Nonperforming assets ("NPA") includes performing troubled debt restructurings.
(2) Compound annual growth rate ("CAGR") from 12/31/2015 to 3/31/2019..

Luther Burbank® | Corporation

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Our Lending Business Multifamily Residential Loans Single‐Family Residential Loans Property Types: Markets:  Both owner‐occupied and investor owned  High barrier to entry for new development; little land to develop Broker Network:  Limited supply of new housing  Primarily third party mortgage brokers with the intention of   High variance between cost to own and rent retaining these loans in our portfolio Deals: Originations:  Stabilized and seasoned assets  Majority are for purchase transactions  Older, smaller properties with rents at/below market levels,   Also provide refinancing catering to lower and middle income renters Underwriting Focus: Sponsors:  Debt ratios  Experienced real estate professionals who desire regular   Loan to Value income/cash flow streams and are focused on building wealth   Credit scores steadily over time  Borrower’s liquidity and cash reserves Multifamily Portfolio Highlights Single‐Family Portfolio Highlights  $1.6 million average loan balance  $902 thousand average loan balance  15.4 units average  65% average loan‐to‐value ratio  57% average loan‐to‐value ratio  749 average credit score  1.48x average debt service coverage ratio 0.16% NPAs / Assets 0.19% NPLs / Loans Note: Data as of 6/30/2019. 8

Our Lending Products Multifamily / Commercial Real Estate Lending Single‐Family Residential Lending  First Mortgages  First Mortgages  Hybrid Structures  Hybrid Structures • 25‐ or 30‐year amortization • 30‐ or 40‐year amortization • 10‐, 25‐ or 30‐year maturities • 30‐ or 40‐year maturities • 3‐, 5‐ or 7‐year fixed rate periods • 3‐, 5‐ or 7‐year fixed rate periods  Interest Only Option  Full Documentation • Lower loan‐to‐value ratios  Purchase or Refinance Transactions • Underwrite at amortizing payment  Primary Residence, Second Home or Investor  programs  Investor‐Owner Purchase or Refinance  Mortgage‐Lending Program  Lines of Credit • Low‐ and moderate‐income borrowers and  • Specific business purpose/ fully adjustable/  communities short term 9

Loan Portfolio Historical Loan Growth Loan Portfolio Composition 3.94% yield on loans; 4.18%  weighted average coupon(1) Multifamily Loans by Lending Area Single‐Family Loans by Lending Area (1) As of or for the six months ended 6/30/2019. 10

Asset Quality Nonperforming Assets(1) / Total Assets Culture Approach Results  Risk management is a core competency of   Continuous evaluation of risk and return  6/30/2019 NPAs / Total Assets of 0.16%;  our business NPLs / Total Loans of 0.19%  Strict separation between business   Extensive expertise among our lending and  development and credit decisions  NPAs and loans 90+ days past due to total  credit administration staff and executive  assets have been at low levels since 2015  Vigilant response to adverse economic  officers conditions and specific problem credits  Only one foreclosure in the past four years  Credit decisions are made efficiently and   Strict, quality oriented underwriting and   The increase in NPAs during the current  consistent with our underwriting standards credit monitoring processes quarter was due to three loans (one IPL and  two SFR) with a weighted average LTV of  69.6%.  No losses are anticipated in  (1) Excludes performing troubled debt restructurings. connection with these loans.  11

Loan Origination Volume and Rates $2,047.8 Q4 4.73% Q3 4.84% $769.0 Q2 4.65% Q2 4.44% Q1 4.31% Q1 4.62% Pipeline: • Total loan pipeline at June 30, 2019 is $311.7 million ($174.3 million CRE at 4.367% WAC, $100.3 million SFR at 4.245% WAC & $37.1  million Construction at 6.762% WAC). A portion of our pipeline will ultimately fallout/not fund and loans without rate locks are subject to  ongoing rate increases/ decreases.   • Q2 2019 originations includes a $10.1 million loan purchase.  12

CRE Loan Origination Composition Quarterly  and YTD Loan Volume & WAC 5.153% 1.0% 5.658% 11.0% 4.625% 8.4% 4.567% 1.7% 5.045% 4.3% 4.683% 11.6% 79.6% 82.4% 4.301% 4.578% 12 Months Ended December 31, 2018 6 Months Ended June 30, 2019 4.593% 4.653% 4.808% 4.829% 4.416% 5.022% 5.528% 4.552% (1) MFR‐Extended Core includes a $10.1 million loan purchase during the second quarter.   13

SFR Loan Origination Composition YTD Loan Volume & WAC  4.358% 26.9% 5.15% 4.484% 30.6% 73.1% 4.339% 4.692% 69.4% 12 Months Ended December 31, 2018 6 Months Ended June 30, 2019 4.414% 4.534% 4.477% 4.723% 14

Loan Portfolio Rates • At June 30, 2019, loans representing 62% of the loan portfolio, or $3.8 billion are at their floors, and 93% of those loans have fully indexed rates above their floors  by approximately 1.08%.  15

Deposit Composition Historical Deposit Growth & Portfolio Composition Deposit Breakdown by Branch June 30, 2019 # Branch Location Date Established Deposits ($mm) 1 Santa Rosa Oct. 1983 1,106.7 2 San Rafael Sep. 1996*  551.3 3 Encino Aug. 2007 443.4 4 Beverly Hills Jul. 2010 380.0 5 Los Altos Aug. 2000 308.9 6 Pasadena May 2009 309.4 7 Toluca Lake Jan. 2008 270.7 8 Long Beach Jun. 2015 246.7 9 San Jose Jun. 2012 207.5 10 Bellevue Jun. 2018 78.4 A      Wholesale Deposits Manhattan Beach 661.3 1,331.5       Online/ Business BankingTotal Deposits 670.2 5,234.5 * Acquisition date 1.98% cost of total deposits(1) (1) For the six months ended 6/30/2019. 16

Deposit Growth/Balance  Growth Trend $152.7 $80.8 $1,049.7 $617.3 $212.8 (1) Business/online includes $746 thousand of brokered/wholesale funds, sourced by the unit.  17

Business/Online Composition By Vertical  December 31, 2018 June 30, 2019 1.572% 1.572% 1.082% 0.830% 1.220% 18

Efficient Operations Result in Consistent Profitability Return on Average Assets(1) Return on Average Equity(1) Efficiency Ratio (1) For periods prior to 2018, net income adjusted for C‐Corp status assumes 42% tax rate.  See non‐GAAP reconciliation in Appendix hereto. 19

Net Interest Margin Quarterly Net Interest Margin Net Interest Margin  20

Interest Rate Risk Analysis On a quarterly basis, the Company measures and reports NII and EVE at Risk to isolate the change in income and equity related  solely to interest‐earning assets and interest‐bearing liabilities. Both models measure instantaneous parallel shifts in market  interest rates, implied by the forward yield curve.  NII Impact ($ in millions)  EVE Impact ($ in millions) Interest Rate Risk to Earnings (NII) Interest Rate Risk to Capital (EVE) June 30, 2019 June 30, 2019 Change in Change in Interest Rates $ Change % Change Interest Rates $ Change % Change (basis points) NII NII (basis points) EVE EVE + 400 BP (27.5) (19.1%) + 400 BP (235.8) (38.3%) + 300 BP (18.3) (12.7%) + 300 BP (149.1) (24.2%) + 200 BP (10.7) (7.4%) + 200 BP (83.0) (13.5%) + 100 BP (5.2) (3.6%) + 100 BP (36.0) (5.9%) ‐ 100 BP 5.2 3.6% ‐ 100 BP 45.3 7.4% ‐ 200 BP 10.0 6.9% ‐ 200 BP 82.8 13.5% 21

Deposits ‐ Cost of Funds Comparison (1) Beta is calculated using an average Fed Funds Rate. 22

Liquidity Management Securities Portfolio As of June 30, 2019 Book Value % of ($000) Total Available for Sale: Residential mortgage‐backed securities & collateralized  169,574 25.6% mortgage obligations ("MBS & CMOs")  Commercial MBS & CMOs 333,565 50.4% Agency bonds 134,105 20.3% U.S. Treasury 1,001 0.2% Total Available for Sale 638,245 96.5% Equity Investment: CRA Qualified Investment Fund (CRAIX)  11,749 1.8% Total Equity Investment 11,749 1.8% Held to Maturity: Mortgage‐backed securities 11,117 1.7% Other Investments 86 0.0% Total Held to Maturity 11,203 1.7% Total Investment Securities 661,197 100.0% Other Borrowings Other Borrowings Amount Outstanding  Cost of  Type 6/30/2019 Borrowings (1) FHLB Advances $1,069 million 2.40% Senior Notes $94 million 6.68% Trust Preferred  $62 million 4.18% (1) For the six months ended 6/30/2019.  23

Executive Management  Simone Lagomarsino. Ms. Lagomarsino joined the Bank as Chief Executive Officer (CEO) in January 2019 and currently serves as the President and CEO of both the Company and the Bank. She leads the Executive Committee and is a member of the Company’s and the Bank’s board of directors. Ms. Lagomarsino was most recently President and CEO of Western Bankers Association and a director of Pacific Premier Bancorp. Prior to those roles, Ms. Lagomarsino served as CEO of Heritage Oaks Bank, and President and CEO of Heritage Oaks Bancorp, headquartered in Paso Robles, California. She also previously held executive positions with Hawthorne Financial Corporation, Ventura County National Bank, and Kinecta Federal Credit Union. Additionally, she currently serves on the board of directors of the Federal Home Loan Bank of San Francisco. In 2013, Ms. Lagomarsino was honored by the American Banker magazine as one of the top three community bankers in the country. Ms. Lagomarsino holds an M.B.A. from Claremont Graduate School and a bachelor’s degree in economics from Claremont McKenna College. Robert Armstrong, III. Mr. Armstrong joined the Bank in January 2016, and currently serves as Executive Vice President and Chief Banking Officer. Mr. Armstrong is responsible for expanding the Bank’s deposit offerings and creating greater access to its products and services, including deposit generation across commercial and consumer online banking platforms, as well as business banking activities. Prior to joining us, Mr. Armstrong served as Senior Vice President of Business Banking at BofI Federal Bank from October 2013 to December 2015 and a Senior Partner at Cappetta Capital from 2010 to 2013. Mr. Armstrong’s background also includes positions as CEO/President of San Diego Private Bank, Market President at US Bank and Managing Director at Bank of America. Mr. Armstrong holds a B.S. in Economics from the University of California, Los Angeles. John A. Cardamone. Mr. Cardamone joined the Bank in 2014 and currently serves as Executive Vice President and Chief Credit Officer. He oversees the Bank’s credit, appraisal and special assets activities; he is also a member of the Bank’s Executive Committee. Prior to joining the Bank, Mr. Cardamone served as Senior Vice President & Divisional Credit Manager – Commercial Real Estate at Bank of the West from 2008 until joining the Bank, Chief Credit Officer at GreenPointMortgage, Senior Vice President – Global Risk Management at GE Capital’s Mortgage Insurance Unit and Managing Director and Chief Credit Officer at the Federal Home Loan Bank of San Francisco. Mr. Cardamone holds an M.B.A. in Finance from The Wharton School at the University of Pennsylvania, an M.B.A. in Management fromSt. Mary’s College and a B.B.A. in Business Statistics from Temple University. 24

Executive Management Continued

Tammy Mahoney. Ms. Mahoney joined the Bank in January 2016, and currently serves as Executive Vice President and Chief Risk Officer. In her role, Ms. Mahoney oversees the Bank's compliance, internal audit and risk management functions, including information security and independent loan review. She is also a member of its Executive Committee. Prior to joining the Bank, Ms. Mahoney served as Senior Vice President of Enterprise Risk and Compliance at Opus Bank from August 2011 to December 2015; as Director, Risk Advisory Services at KPMG from June 1995 to August 2004; and as Associate National Bank Examiner with the Office of the Comptroller of the Currency. A Certified Enterprise Risk Professional, Certified Regulatory Compliance Manager and Certified Internal Auditor, Ms. Mahoney holds a B.S. in Business Administration - Finance from San Diego State University.

Liana Prieto. Ms. Prieto joined the Bank in 2014 and currently serves as Executive Vice President and General Counsel. In this role she is responsible for leading a team of legal, human resources, Bank Secrecy Act, and third party risk management professionals; she is also a member of the Bank's Executive Committee. Prior to joining us, Ms. Prieto served as Associate and then Counsel at Buckley Sandler LLP from 2009 to 2014, and as a trial attorney in the Enforcement & Compliance Division of the Office of the Comptroller of the Currency. In addition to her role at the Company and Bank, Ms. Prieto serves as Vice Chair of the Enforcement, Insider Liability and Troubled Banks Subcommittee of the American Bar Association's Business Law Section. She also serves on the American Association of Bank Directors' Board of Advisors and on their General Counsel and Corporate Secretary Committee. Ms. Prieto holds a J.D. from Fordham Law School and a B.A. from Georgetown University.

Laura Tarantino. Ms. Tarantino currently serves as Executive Vice President and Chief Financial Officer of the Company and Bank, a position she has held since 2006. In this role, she oversees all aspects of financial reporting including strategic planning, asset/liability management, taxation and regulatory filings; she is also a member of the Bank's Executive Committee. Ms. Tarantino has over 26 years of experience with the Company and Bank, having joined as Controller in 1992. She previously served as Audit Manager for KPMG LLP, San Francisco specializing in the financial services industry. In addition to her role at the Company and Bank, Ms. Tarantino has served as an Audit Committee member for the Santa Rosa Council on Aging since 2012. Ms. Tarantino is a California Chartered CPA (inactive) and earned a B.S. in Business Administration – Finance & Accounting with summa cum laude honors from San Francisco State University.

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Board of Directors

Victor S. Trione. Mr. Trione serves as Chairman of the board of directors for Luther Burbank Savings, a position he has held since founding Luther Burbank Savings and Loan Association in 1983. In this role, Mr. Trione brings continuity and deep historical knowledge of the Company to the Board. In addition to serving as Chairman of the Board, Mr. Trione holds is President of Vimark, Inc., a real estate development and vineyard management company; and co-proprietor of Trione Winery. Mr. Trione serves as Director and Chairman of the Executive Committee – Empire College; sits on the Advisory Board – Stanford Institute for Economic Policy Research; Board of Overseers – Stanford University's Hoover Institution; serves as Trustee – Angela Merici and John Newman Foundation, Inc.; Trustee – U.S. Navy Memorial Foundation, Washington, D.C.; Director – Navy Supply Corps Foundation.

John C. Erickson. Mr. Erickson has more than 30 years of financial services experience, including serving for over 30 years at Union Bank, N.A.. He served in many executive roles across that institution, culminating in two vice chairman positions (Chief Risk Officer and Chief Corporate and Banking Officer) between 2007 and 2014. As Chief Corporate Banking Officer, he oversaw commercial banking, real estate, global treasury management, wealth management and global capital markets. He was a director of Zions Bancorporation (NASDAQ: ZION) from 2014 to 2016, and was Chair of the Board Risk Committee as well as a member of the Audit Committee. He also served as President, Consumer Banking and President, California, for CIT Group, Inc. (NYSE: CIT) in 2016.

Jack Krouskup. Mr. Krouskup, a certified public accountant (inactive), has more than 35 years' experience serving customers in a variety of industries. At Deloitte, LLP, or Deloitte, he served as partner-in-charge of the company's Northern California financial services practice and also served on Deloitte's financial services advisory committee. Mr. Krouskup has years of boardroom experience representing Deloitte with numerous global and highly complex organizations. Consequently, he has an extensive corporate governance background and deep familiarity with board and audit committee best practices. Mr. Krouskup retired from Deloitte in 2011. He currently serves on the board of directors of Verity Health System and on the Board of Trustees of the University of California, Santa Barbara, Alumni Association board of directors. Mr. Krouskup qualifies as an ''audit committee financial expert'' as defined in SEC rules, and the financial sophistication requirements of NASDAQ's listing requirements.

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Board of Directors Continued Anita Gentle Newcomb. Ms. Newcomb’s experience spans over three decades in the financial services industry as a commercial banker, investment banker, and strategic consultant. She has advised many banks and financial services companies on a wide range of corporate development initiatives from strategic planning, consumer and business banking strategy, and corporate governance best practices, to mutual conversions and valuing and structuring acquisitions.Ms.Newcombis a certified public accountant (inactive) and is president of A.G. Newcomb & Co., a financial services consultancy. She served on the board of the Federal Reserve Bank of Richmond – Baltimore Branch from 2010 through 2015. Ms. Newcomb is a member of the Advisory Board of the American Association of Bank Directors’ Institute for Bank Director Education. Bradley M. Shuster. Mr. Shuster has served as Executive Chairman and Chairman of the Board of NMI Holdings, Inc. (NASDAQ: NMIH) since January 2019. Mr. Shuster founded National MI and served as Chairman and Chief Executive Officer of the company from 2012 to 2018. Prior to founding National MI, Mr. Shuster was a senior executive of The PMI Group, Inc. (NYSE: PMI), where he served as Chief Executive Officer of PMI Capital Corporation. Before joining PMI in 1995, Mr. Shuster was a partner at Deloitte LLP, where he served as partner‐in‐charge of Deloitte’s Northern California Insurance and Mortgage Banking practices. He holds a B.S. from the University of California, Berkeley and an M.B.A from the University of California, Los Angeles. Mr. Shuster has received both CPA and CFA certifications. Thomas C. Wajnert. Mr. Wajnert launched his career in 1968 with US Leasing, a NYSE‐listed company. For over 40 years, Mr. Wajnert has navigated the changing currents of the equipment leasing industry and built an impressive list of accomplishments, including serving as CEO and Chairman of AT&T Capital Corporation, an international, full‐service equipment leasing and commercial finance company, from 1984 to 1996. Mr. Wajnert has extensive public company board experience at Reynolds American as Chairman and at Solera, UDR, Inc., NYFIX, JLG Industries as a director. Mr. Wajnert also serves on the board of International Finance Group, one of the largest privately owned P&C insurance companies in the U.S. For many years, he served as a Trustee of Wharton’s Center for Financial Institutions. 27

Appendix

Balance Sheet ($ in 000’s) As of June 30, December 31, 2019 (1) 2018 ASSETS Cash and cash equivalents $ 93,912 $ 91,697 Available for sale investment securities, at fair value 638,245 608,528 Held to maturity investment securities, at amortized cost (fair value of $11,276 and $11,624 at June 30, 2019 and December 31, 2018 respectively) 11,203 11,860 Equity securities, at fair value 11,749 11,438 Loans held for sale 10,555 - Loans receivable, net of allowance for loan losses of $35,221 and $34,314 as of June 30, 2019 and December 31, 2018, respectively 6,231,537 6,096,316 Accrued interest receivable 21,947 20,220 Federal Home Loan Bank ("FHLB") stock, at cost 32,668 31,823 Premises and equipment, net 20,051 20,981 Goodwill 3,297 3,297 Prepaid expenses and other assets 39,173 41,052 Total assets $ 7,114,337 $ 6,937,212 LIABILITIES AND STOCKHOLDERS' EQUITY Liabilities: Deposits $ 5,234,490 $ 5,001,040 Federal Home Loan Bank advances 1,068,817 1,143,132 Junior subordinated deferrable interest debentures 61,857 61,857 Senior debt $95,000 face amount, 6.5% interest rate, due September 30, 2024 (less debt issuance costs of $645 and $707 at June 30, 2019 and December 31, 2018, respectively) 94,355 94,293 Accrued interest payable 5,002 4,307 Other liabilities and accrued expenses 52,349 51,438 Total liabilities 6,516,870 6,356,067 Stockholders' equity: Common stock, no par value; 100,000,000 shares authorized; 55,982,491 and 56,379,066 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively 449,825 456,378 Retained earnings 146,514 129,806 Accumulated other comprehensive gain/(loss), net of taxes 1,128 (5,039) Total stockholders' equity 597,467 581,145 Total liabilities and stockholders' equity $ 7,114,337 $ 6,937,212 (1) Unaudited 29

Income Statement ($ in 000's, except per share data)

	For the Three Months Ended June 30, (1)		For the Six Months Ended June 30, (1)	
	2019	2018	2019	2018
Interest and fee income:				
Loans	$ 61,015	$ 51,343	$ 122,068	$ 97,906
Investment securities	4,118	2,901	8,043	5,372
Cash and cash equivalents	522	442	922	689
Total interest and fee income	65,655	54,686	131,033	103,967
Interest expense:				
Interest on deposits	26,471	14,560	50,759	26,492
Interest on FHLB advances	6,410	6,823	13,182	11,643
Interest on junior subordinated deferrable interest debentures	632	567	1,283	1,054
Interest on other borrowings	1,574	1,577	3,149	3,154
Total interest expense	35,087	23,527	68,373	42,343
Net interest income before provision for loan losses	30,568	31,159	62,660	61,624
Provision for loan losses	450	1,300	750	2,800
Net interest income after provision for loan losses	30,118	29,859	61,910	58,824
Noninterest income:				
Net gain on sale of loans	197	-	530	-
FHLB dividends	552	509	1,047	1,103
Other income	739	308	1,291	739
Total noninterest income	1,488	817	2,868	1,842
Noninterest expense:				
Compensation and related benefits	8,614	9,199	18,666	18,818
Deposit insurance premium	487	467	985	899
Professional and regulatory fees	457	503	898	901
Occupancy	1,399	1,304	2,789	2,600
Depreciation and amortization	664	694	1,329	1,408
Data processing	945	807	1,864	1,595
Marketing	1,071	561	2,225	774
Other expenses	1,072	1,387	2,202	2,640
Total noninterest expense	14,709	14,922	30,958	29,635
Income before provision for income taxes	16,897	15,754	33,820	31,031
Provision for income taxes	5,239	4,528	10,152	8,703
Net income	$ 11,658	$ 11,226	$ 23,668	$ 22,328
Basic earnings per common share	$ 0.21	$ 0.20	$ 0.42	$ 0.40
Diluted earnings per common share	$ 0.21	$ 0.20	$ 0.42	$ 0.39
Dividends per common share	$ 0.06	$ 0.06	$ 0.12	$ 0.17
Weighted average common shares outstanding - basic	56,108,618	56,190,970	56,314,213	56,190,970
Weighted average common shares outstanding - diluted	56,291,388	56,820,076	56,507,042	56,787,615

(1) Unaudited

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Net Interest Margin ($ in 000's)

	For the Six Months Ended June 30, 2019			For the Three Months Ended June 30, 2019			For the Three Months Ended March 31, 2019		
	Average Balance	Interest Inc / Exp	Average Yield/Rate [5]	Average Balance	Interest Inc / Exp	Average Yield/Rate [5]	Average Balance	Interest Inc / Exp	Average Yield/Rate [5]
Interest-Earning Assets									
Multifamily residential	$ 3,789,106	$ 77,185	4.07%	$ 3,860,863	$ 39,384	4.08%	$ 3,716,551	$37,801	4.07%
Single family residential	2,196,050	39,881	3.63%	2,142,027	19,040	3.56%	2,250,674	20,841	3.70%
Commercial real estate	192,144	4,603	4.79%	194,775	2,347	4.82%	189,485	2,256	4.76%
Construction, land and NM	12,468	399	6.45%	12,948	244	7.56%	11,983	155	5.25%
Total loans [1]	6,189,768	122,068	3.94%	6,210,613	61,015	3.93%	6,168,693	61,053	3.96%
Securities available-for-sale/ equity	644,931	7,857	2.44%	653,761	4,023	2.46%	636,003	3,834	2.41%
Securities held-to-maturity [2]	11,607	186	3.20%	11,413	95	3.33%	11,802	91	3.08%
Cash and cash equivalents	82,967	922	2.24%	92,154	522	2.27%	73,679	400	2.20%
Total interest-earning assets	$ 6,929,273	$131,033	3.78%	$ 6,967,941	$ 65,655	3.77%	$ 6,890,177	$65,378	3.80%
Noninterest-earning assets	76,949			76,137			77,770		
Total assets	$ 7,006,222			$ 7,044,078			$ 6,967,947		
Interest-Bearing Liabilities									
Interest-bearing demand deposits	$ 211,747	$ 1,422	1.34%	$ 203,362	$ 701	1.36%	$ 220,225	$ 720	1.31%
Money market demand accounts	1,369,041	8,833	1.28%	1,385,957	4,835	1.38%	1,351,938	3,998	1.18%
Time deposits	3,469,932	40,504	2.32%	3,512,838	20,935	2.36%	3,426,550	19,570	2.28%
Total interest-bearing deposits	5,050,720	50,759	2.00%	5,102,157	26,471	2.05%	4,998,713	24,288	1.94%
FHLB advances	1,108,629	13,182	2.40%	1,093,160	6,410	2.35%	1,124,269	6,772	2.44%
Senior debt	94,319	3,149	6.68%	94,335	1,574	6.67%	94,304	1,575	6.68%
Junior subordinated debentures	61,857	1,283	4.18%	61,857	632	4.10%	61,857	651	4.27%
Total interest-bearing liabilities	$ 6,315,525	$ 68,373	2.16%	$ 6,351,509	$ 35,087	2.19%	$ 6,279,143	$33,286	2.13%
Noninterest-bearing demand deposits	40,743			40,086			41,407		
Noninterest-bearing liabilities	58,552			56,553			60,573		
Total liabilities	6,414,820			6,448,148			6,381,123		
Total stockholders' equity	591,402			595,930			586,824		
Total liabilities and stockholders' equity	$ 7,006,222			$ 7,044,078			$ 6,967,947		
Net interest spread [3]			**1.62%**			**1.58%**			**1.67%**
Net interest income/margin [4]		**$ 62,660**	**1.81%**		**$ 30,568**	**1.75%**		**$32,092**	**1.86%**

(1) Non-accrual loans are included in total loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of deferred loan costs, net.
(2) Securities held to maturity include municipal securities. Yields are not calculated on a tax equivalent basis.
(3) Net interest spread is the average yield on total interest-earning assets minus the average rate on total interest-bearing liabilities.
(4) Net interest margin is net interest income divided by total average interest-earning assets.
(5) Yields shown are annualized.

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Non-GAAP Reconciliation ($ in 000's)

	As of or For the Three Months Ended		As of or For the Six Months Ended		As of or For the Years Ended December 31,			
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018	2018	2017	2016	2015
Tangible book value								
Total assets	$ 7,114,337	$ 6,510,233	$ 7,114,337	$ 6,510,233	$ 6,937,212	$ 5,704,380	$ 5,063,585	$ 4,361,779
Less: Goodwill	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)
Less: Total liabilities	(6,516,870)	(5,948,053)	(6,516,870)	(5,948,053)	(6,356,067)	(5,154,635)	(4,659,210)	(3,990,480)
Tangible book value	$ 594,170	$ 558,883	$ 594,170	$ 558,883	$ 577,848	$ 546,448	$ 401,078	$ 368,002
Tangible assets								
Total assets	$ 7,114,337	$ 6,510,233	$ 7,114,337	$ 6,510,233	$ 6,937,212	$ 5,704,380	$ 5,063,585	$ 4,361,779
Less: Goodwill	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)
Tangible assets	$ 7,111,040	$ 6,506,936	$ 7,111,040	$ 6,506,936	$ 6,933,915	$ 5,701,083	$ 5,060,288	$ 4,358,482
Tangible stockholders' equity to tangible assets								
Tangible book value (numerator)	$ 594,170	$ 558,883	$ 594,170	$ 558,883	$ 577,848	$ 546,448	$ 401,078	$ 368,002
Tangible assets (denominator)	7,111,040	6,506,936	7,111,040	6,506,936	6,933,915	5,701,083	5,060,288	4,358,482
Tangible stockholders' equity to tangible assets	8.4%	8.6%	8.4%	8.6%	8.3%	9.6%	7.9%	8.4%
Pro forma Items (1)								
Actual/ Pro forma provision for income tax								
Net income before income taxes	$ 16,897	$ 15,754	$ 33,820	$ 31,031	$ 62,931	$ 65,231	$ 53,940	$ 36,639
Effective tax rate	31%	29%	30%	28%	28%	42%	42%	42%
Actual/ Pro forma provision for income taxes	$ 5,239	$ 4,528	$ 10,152	$ 8,703	$ 17,871	$ 27,397	$ 22,655	$ 15,388
Actual/ Pro forma net income								
Net income before income taxes	$ 16,897	$ 15,754	$ 33,820	$ 31,031	$ 62,931	$ 65,231	$ 53,940	$ 36,639
Actual/ Pro forma provision for income taxes	5,239	4,528	10,152	8,703	17,871	27,397	22,655	15,388
Actual/ Pro forma net income	$ 11,658	$ 11,226	$ 23,668	$ 22,328	$ 45,060	$ 37,834	$ 31,285	$ 21,251

(1) For periods prior to January 1, 2018, we calculate our pro forma net income, earnings per share, return on average assets, return on average equity and return on average tangible equity by adding back our franchise S-Corporation tax to net income, and using a combined C-Corporation effective tax rate for Federal and California income taxes of 42%. This calculation reflects only the change in our status as an S-Corporation and does not give effect to any other transaction.

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Non-GAAP Reconciliation ($ in 000's, except per share data)

	As of or For the Three Months Ended		As of or For the Six Months Ended		As of or For the Years Ended December 31,			
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018	2018	2017	2016	2015
Pro forma Items Continued [1]								
Actual/ Pro forma ratios and per share data								
Actual/ Pro forma net income (numerator)	$ 11,658	$ 11,226	$ 23,668	$ 22,328	$ 45,060	$ 37,834	$ 31,285	$ 21,251
Average assets (denominator)	7,044,078	6,310,087	7,006,222	6,080,693	6,405,931	5,485,832	4,676,676	4,040,381
Actual/ Pro forma return on average assets	0.66%	0.71%	0.68%	0.73%	0.70%	0.69%	0.67%	0.53%
Average stockholders' equity (denominator)	$ 595,930	$ 560,961	$ 591,402	$ 558,823	$ 566,275	$ 425,698	$ 390,318	$ 359,359
Actual/ Pro forma return on average stockholders' equity	7.83%	8.01%	8.00%	7.99%	7.96%	8.89%	8.02%	5.91%
Weighted average shares outstanding - diluted (denominator)	56,291,388	56,820,076	56,507,042	56,787,615	56,825,402	42,957,936	42,000,000	42,000,000
Actual/ Pro forma earnings per share—diluted	$ 0.21	$ 0.20	$ 0.42	$ 0.39	$ 0.79	$ 0.88	$ 0.74	$ 0.51
Efficiency ratio								
Noninterest expense (numerator)	$ 14,709	$ 14,922	$ 30,958	$ 29,635	$ 62,687	$ 56,544	$ 61,242	$ 62,339
Net interest income	$ 30,568	$ 31,159	$ 62,660	$ 61,624	$ 125,087	$ 110,895	$ 94,594	$ 84,879
Noninterest income	1,488	817	2,868	1,842	4,131	7,508	7,885	6,958
Operating revenue (denominator)	$ 32,056	$ 31,976	$ 65,528	$ 63,466	$ 129,218	$ 118,403	$ 102,479	$ 91,837
Efficiency ratio	45.9%	46.7%	47.2%	46.7%	48.5%	47.8%	59.8%	67.9%

(1) For periods prior to January 1, 2018, we calculate our pro forma net income, earnings per share, return on average assets, return on average equity and return on average tangible equity by adding back our franchise S-Corporation tax to net income, and using a combined C-Corporation effective tax rate for Federal and California income taxes of 42%. This calculation reflects only the change in our status as an S-Corporation and does not give effect to any other transaction.

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